EXHIBIT 2(d)(2)

CONTROL NO. ____________                      MAXIMUM SHARES AVAILABLE 3,796,342


       THE OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON FEBRUARY 2, 1999*

                         THE HIGH YIELD PLUS FUND, INC.
                             RIGHTS FOR COMMON STOCK

                        Form of Subscription Certificate

The High Yield Plus Fund, Inc. (the "Fund") issued to its shareholders of record (the "Record Date Shareholders"), as of the close of business on December 31, 1998 (the "Record Date"), transferable rights ("Rights") on the basis of one Right for each three shares held on the Record Date, entitling the holders thereof to subscribe for shares ("Shares") of the Fund's common stock, par value $0.01 per share (the "Common Stock") at a rate of one Share for every one Right held. The terms and conditions of the rights offer (the "Offer") are set forth in the Fund's January ___, 1999 Prospectus (the "Prospectus") incorporated herein by reference. The owner of this Subscription Certificate, or assignee, is entitled to the number of Rights shown on this Subscription Certificate and is entitled to subscribe for the number of Shares shown on this Subscription Certificate. Record Date Shareholders and persons who become holders of Rights who are not Record Date Shareholders ("Rights Holders") who have fully exercised their Rights pursuant to the Primary Subscription are entitled to subscribe for additional Shares pursuant to the Over-Subscription Privilege, subject to certain limitations and allotment, as described in the Prospectus. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. The Fund will not offer or sell in connection with the Offer any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

                               SAMPLE CALCULATION
                   Primary Subscription Entitlement (1-for 3)

No. of shares owned on the Record Date 300 / 3 = 100 = 100 new Shares
                                           ------  --   ------
                                                       (equals no. of Rights
                                                        issued)
                                                         (ignore fractions)

                           THE RIGHTS ARE TRANSFERABLE

The Rights are transferable until the Expiration Date (February 2, 1999)*. The Rights will be listed for trading on the New York Stock Exchange under the symbol "HYP.RT". If you wish to sell all or a portion of your Rights through the Subscription Agent, the Rights must be received by the Subscription Agent at or prior to 5:00 p.m., Eastern time, on January 29, 1999, two business days prior to the Expiration Date.

                          ESTIMATED SUBSCRIPTION PRICE

The Estimated Subscription Price is ______ per share.

                          METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) COMPLETE AND SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT TOGETHER WITH PAYMENT OF THE ESTIMATED SUBSCRIPTION PRICE PER SHARE FOR THE SHARES SUBSCRIBED, OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, IN EITHER CASE TO THE SUBSCRIPTION AGENT, STATE STREET BANK AND TRUST COMPANY, BEFORE 5:00 P.M., EASTERN TIME, ON FEBRUARY 2, 1999 ("THE EXPIRATION DATE").*

Full payment of the Estimated Subscription Price per Share for all Shares subscribed for pursuant to both the Primary Subscription and the
Over-Subscription Privilege must accompany this Subscription Certificate and must be made payable in United States dollars by money order or check drawn on a bank or branch located in the United States payable to The High Yield Plus Fund, Inc. Because uncertified personal checks may take at least five business days to clear, we recommend you pay, or arrange for payment, by means of certified or cashier's check or money order. Alternatively, if a Notice of Guaranteed Delivery is used, a properly completed and executed Subscription Certificate, and full payment, as described in such notice, must be received by the Subscription Agent no later than the close of business on the third business day (February 5, 1999) after the Expiration Date (February 2, 1999)*. For additional information, see the Prospectus.

Certificates for the Shares acquired pursuant to both the Primary Subscription and the Over-Subscription Privilege will be mailed promptly after the expiration of the Offer and full payment for the Shares subscribed for has been received and cleared. Any excess payment to be refunded by the Fund to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as practicable. Any additional amounts due from shareholders (in the event the actual Subscription Price exceeds the Estimated Subscription Price) must be received within [seven (7)] business days after the Confirmation Date.

                                                   Account #:
                                                   Control #:
                                                   Number of Rights Issued:
                                                   CUSIP #:  ___________
                                                             (continued on back)


---------------------------------------- -------------------------------------- --------------------------------------
BY FIRST CLASS MAIL:                     BY OVERNIGHT COURIER:                  BY HAND:
State Street Bank and Trust Company      State Street Bank and Trust Company    Bank of Boston
Corporate Reorganization                 Corporate Reorganization               c/o Boston EquiServe
c/o Boston EquiServe                     c/o Boston EquiServe                   Corporate Reorganization
P.O. Box __________                      150 Royall Street                      95 Broadway -3rd Floor
______, MA _____                         Canton, MA 02021                       New York, NY 10006
U.S.A.                                   U.S.A.                                 U.S.A.
----------------------------------------------------------------------------------------------------------------------
 Delivery to an address other than one of the addresses listed above will not constitute valid delivery.
----------------------------------------------------------------------------------------------------------------------
                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
----------------------------------------------------------------------------------------------------------------------
SECTION 1: OFFERING  INSTRUCTIONS  (CHECK THE APPROPRIATE  BOXES) IF YOU WISH TO
SUBSCRIBE FOR YOUR FULL ENTITLEMENT :
|_|  I apply for ALL of my entitlement of new Shares pursuant to the Primary Subscription_______________    x  $_******__=
$____________

                                                                                           (no. of new Shares)
----------------------------------------------------------------------------------------------------------------------
|_|  I apply for new Shares pursuant to the Over-Subscription Privilege**  ___________________________   x  $_******_ = $
_____________

                                                                                            (no. of additional Shares)
----------------------------------------------------------------------------------------------------------------------
IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:
|_|  I apply for ______________________________________________________________________________ x $ __******_ = $
                                                                                                      ------
                                       (no. of new Shares)
----------------------------------------------------------------------------------------------------------------------
                                                                                     Amount of check enclosed

$___________________
|_|  Sell any remaining Rights
----------------------------------------------------------------------------------------------------------------------

|_|  Sell ALL of my Rights
----------------------------------------------------------------------------------------------------------------------
SECTION 2:  SUBSCRIPTION AUTHORIZATION:
         I acknowledge  that I have received the Prospectus for this Offer and I hereby  irrevocably  subscribe for the number of Shares  indicated  above on the terms  and  conditions  specified  in the  Prospectus  relating  to the  Primary
Subscription and the Over-Subscription  Privilege. I understand and agree that I will be obligated to pay any additional  amount to the Fund if the  Subscription
Price as  determined  on the Pricing  Date is in excess of the $_____  Estimated
Subscription Price per Share.
         I hereby agree that if I fail to pay in full for the Shares for which I have subscribed,  the Fund may exercise any of the remedies set forth for in the
Prospectus.
  Signature of Subscriber(s)
   ____________________________________________________________________________________
     (and address, if different)
   ____________________________________________________________________________________

   ____________________________________________________________________________________
   Telephone number (including area code) ( )

-----------------------------------------------------------------------------
  If you wish to have your  Shares and  refund  check (if any)  delivered  to an address other than that listed on this  Subscription  Certificate  you must have your  signature  guaranteed by a member of the New York Stock Exchange or a bank or trust company.  Please provide the delivery address above and note if it is a permanent change.
----------------------------------------------------------------------------------------------------------------------
SECTION 3:  TRANSFER NOTIFICATION (except pursuant to a sale through the Subscription Agent)
         For value received,  I request  ___________  Rights represented by this
Subscription Certificate be assigned to:
Name of Assignee:_______________________________________________________
Address of Assignee:______________________________________________________
Signature of Assignor:_____________________________________________________
IMPORTANT: The signature(s) must correspond with the name(s) printed on your Subscription Certificate.
Your signature must be guaranteed by: a commercial bank or trust company, or a member firm of a domestic stock exchange, or a savings bank or credit union.

Signature guaranteed by: _______________________________________________________________________________________
PROCEEDS FROM THE SALE OF RIGHTS MAY BE SUBJECT TO WITHHOLDING OF U.S. TAXES UNLESS THE SELLER'S CERTIFIED U.S.
TAXPAYER IDENTIFICATION NUMBER (OR CERTIFICATION REGARDING FOREIGN STATUS) IS ON FILE WITH THE SUBSCRIPTION AGENT
AND THE SELLER IS NOT OTHERWISE SUBJECT TO U.S. BACKUP WITHHOLDING.
----------------------------------------------------------------------------------------------------------------------


SECTION 4:  DESIGNATION OF BROKER-DEALER
The following broker-dealer is hereby designated as having been instrumental in the exercise of the Rights hereby exercised:
FIRM:________________________________________________________
REPRESENTATIVE NAME:_____________________________________
REPRESENTATIVE NUMBER:__________________________________

----------------------------------------------------------------------------------------------------------------------

*     Unless the Offer is extended

** You can participate in the Over-Subscription Privilege only if you have subscribed for your full entitlement of new shares pursuant to the Primary Subscription.

*** $____ per share is an estimated price only. The Subscription Price will be determined on February 2, 1999, the Expiration Date, and could be higher or lower depending on the changes in the net asset value and share price of the Common Stock.

      ANY QUESTIONS REGARDING THIS SUBSCRIPTION CERTIFICATE AND THE OFFER MAY BE DIRECTED TO THE INFORMATION AGENT, SHAREHOLDER COMMUNICATIONS CORPORATION, TOLL FREE AT (800) 733-8481 EXT. 486

            INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION CERTIFICATE
                         THE HIGH YIELD PLUS FUND, INC.


         The enclosed Subscription Certificate represents the number of Rights, as set forth on the Subscription Certificate, held by the registered holder of such Rights (the "Rights Holder"). The Rights Holder is entitled to acquire one
(1) share of the Common Stock of The High Yield Plus Fund, Inc. (the "Fund") for each Right held.

         To subscribe for shares of Common Stock, the Rights Holder must present to State Street Bank and Trust Company (the "Subscription Agent"), prior to 5:00 p.m., Eastern time, on the Expiration Date, either:

         (1) a properly completed and executed Subscription Certificate and a money order or check drawn on a bank located in the United States of America and payable to The High Yield Plus Fund, Inc. for an amount equal to the number of Shares subscribed for under the Primary Subscription (and, if such Rights Holder is electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the Estimated Subscription Price; or

         (2) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed Subscription Certificate and (ii) a money order or check drawn on a bank located in the United States of America and payable to The High Yield Plus Fund, Inc. for an amount equal to the number of shares subscribed for under the Primary Subscription (and, if such Rights Holder is electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the Estimated Subscription Price (which certificate and money order or check must then be delivered on or before the third business day after the Expiration Date).

         If the Rights Holder desires to subscribe for additional Shares pursuant to the Over-Subscription Privilege, Section 1 of the Subscription Certificate must be completed to indicate the maximum number of Shares for which such privilege is being exercised.

         On a date within [eight (8)] business days following the Expiration Date (the "Confirmation Date"), subscribers will be notified as to (i) the number of Shares purchased under the Primary Subscription and, if applicable, the Over-Subscription Privilege, and (ii) any additional amount payable by subscribers to the Fund or any excess to be refunded by the Fund to such subscribers, in each case, based on the actual Subscription Price as determined on the Expiration Date. The Rights Holder should note that the amount payable for the Shares subscribed for pursuant to the Subscription Certificate may be more than the Estimated Subscription Price and that additional amounts in respect of the Subscription Price may be payable following the Expiration Date. Any additional payment required from subscribers must be received by the Subscription Agent within [seven (7)] business days after the Confirmation Date.

         If the Rights Holder does not make payment of any amounts due in respect of Shares subscribed for, the Subscription Agent reserves the right to
(i) find other Rights Holders for the subscribed and unpaid for Shares; (ii) apply any payment actually received by it toward the purchase of the greatest whole number of Shares which could be acquired by such Rights Holder upon exercise of the Primary Subscription and/or Over-Subscription Privilege, and /or
(iii) exercise any and all other rights and/or remedies to which it may be entitled, including, without limitation, the right to set-off against payments actually received by it with respect to such subscribed Shares.

         The Subscription Certificate may be transferred, in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing Section 3 (Transfer Notification) of the Subscription Certificate. Capitalized terms used but not defined in the Subscription Certificate shall have the meanings assigned to them in the Prospectus, dated January _____, 1999, relating to the Offer.

         ANY QUESTIONS REGARDING THE SUBSCRIPTION CERTIFICATE AND THE OFFER MAY BE DIRECTED TO THE FUND'S INFORMATION AGENT, SHAREHOLDER COMMUNICATIONS CORPORATION, TOLL FREE AT (800) 733-8481, EXT. 486.